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COMBINED BALANCE SHEETS                         U S WEST MEDIA GROUP
(UNAUDITED)                                  March 31,  December 31,
Dollars in millions                              1998          1997
---------------------------------------   ------------  ------------
ASSETS
Current assets:
 Cash and cash equivalents               $        148  $        184
 Accounts and notes receivable                    478           589
 Deferred directory costs                         263           257
 Other assets                                     298           298
                                          ------------  ------------
   Total current assets                         1,187         1,328
                                          ------------  ------------

Property, plant and equipment - net             4,478         4,348
Investment in Time Warner Entertainment         2,487         2,486
Net investment in international ventures          456           475
Net investment in assets held for sale            441           419
Intangible assets - net                        12,443        12,597
Other assets                                    1,064           961
                                          ------------  ------------
   Total assets                          $     22,556  $     22,614
                                          ============  ============
LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                         $        984  $        804
 Accounts payable                                 338           432
 Deferred revenue and customer deposits           160           152
 Other payables                                   910         1,038
                                          ------------  ------------
   Total current liabilities                    2,392         2,426
                                          ------------  ------------
Long-term debt                                  8,247         8,228
Deferred income taxes                           3,247         3,262
Deferred credits and other                        419           393

Company-obligated mandatorily redeemable
 preferred securities of subsidiary
 trust holding solely Company-guaranteed
 debentures                                     1,080         1,080
Preferred stock subject to
 mandatory redemption                             100           100

Media Group equity                              7,117         7,171
Company LESOP guarantee                           (46)          (46)
                                          ------------  ------------
  Total equity                                  7,071         7,125
                                          ------------  ------------
   Total liabilities and equity          $     22,556  $     22,614
                                          ============  ============

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